Exhibit 10.10

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of May 18, 2021, among SEAGATE HDD CAYMAN, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), Seagate Technology plc, a public limited company organized under the laws of Ireland, as guarantor (“STX”), Seagate Technology Holdings plc, a public limited company organized under the laws of Ireland, as guarantor (“Holdings”), and Wells Fargo Bank, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, STX and the Trustee entered into the Indenture, dated as of June 18, 2020 (the “Indenture”), relating to the Company’s 4.091% Senior Notes due 2029 (the “Notes”);

WHEREAS, concurrently with execution of this Supplemental Indenture, STX is effecting a scheme of arrangement under Irish law, which will result in the exchange of ordinary shares of US$0.00001 each of Holdings for ordinary shares of US$0.00001 each in STX, on a one-for-one basis, and as a result, STX will become a direct wholly-owned subsidiary of Holdings, and the direct and indirect holders of the Voting Stock of Holdings immediately following such transaction becoming effective will be the same as the direct and indirect holders of STX’s Voting Stock immediately prior to such transaction becoming effective (the “Scheme”);

WHEREAS, in connection with the Scheme, the Company and STX propose (i) to join Holdings as a Guarantor under the Indenture to unconditionally Guarantee all of the Company’s obligations under the Notes and the Indenture, (ii) to amend the Indenture to provide that Holdings is substituted for STX as “Parent” under the Indenture, the Notes and the Parent Guarantee, and (iii) to reaffirm STX as a continuing Guarantor under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, STX, Holdings and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	Amendments. The Indenture is hereby amended as follows:

(a)	The following new definition is hereby added to Section 1.01 of the Indenture in the appropriate alphabetical order:

““STX” means Seagate Technology plc, a public limited company organized under the laws of Ireland.”

(b)	Each of the following definitions in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

““Guarantor” means Parent, or any successor obligor under the Parent Guarantee pursuant to Article 5, STX, and each entity that, pursuant to Section 4.08(c), executes a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.”

““Parent” means Seagate Technology Holdings plc, a public limited company organized under the laws of Ireland, or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.”

““Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date among the Company, STX and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements among the Company, Parent and the Initial Purchasers party thereto relating to rights given by the Company and the Parent to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.”

(c)	Section 11.07 of the Indenture is hereby amended and restated in its entirety as follows:

“Section 11.07 Governing Law; Waiver of Jury Trial. This Indenture, including any Note Guarantee, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company, the Parent, STX and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, including any Note Guarantee, the Notes or the transactions contemplated hereby.”

(d)	Section 11.13 of the Indenture is hereby amended and restated in its entirety as follows:

“Section 11.13 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, STX or the Parent, as such, will have any liability for any obligations of the Company, STX or the Parent under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(e)	Section 11.14 of the Indenture is hereby amended and restated in its entirety as follows:

“Section 11.14 Consent to Jurisdiction; Appointment of Agent for Service of Process. The Company, STX and the Parent, jointly and severally, agree that:

(a) Any suit, action or proceeding against the Company, STX or the Parent arising out of or relating to this Indenture and the Notes may be instituted in any state or U.S. federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and the Company, STX and the Parent irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company, STX and the Parent irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Notes and the Registration Rights Agreement, including such actions, suits or proceedings relating to the securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company, STX or the Parent and may be enforced in any court to the jurisdiction of which the Company, STX or the Parent is subject by a suit upon such judgment; provided that service of process is effected upon the Company, STX or the Parent in the manner provided by this Section 11.14.

(b) The Company, STX and the Parent has appointed Seagate Technology (US) Holdings, Inc., located at 47488 Kato Road, Fremont, CA 94538, Attn: Chief Legal Officer as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture or the transactions contemplated herein which may be instituted in any state or U.S. federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Seagate Technology (US) Holdings, Inc. has accepted such appointment and has agreed to act as said agent for service of process. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company, STX and the Parent. Notwithstanding the foregoing, any action involving the Company, STX or the Parent arising out of or relating to this Indenture, the Notes and the Registration Rights Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

The provisions of this Section 11.14 shall survive any termination or cancellation of this Indenture.

(f)	Section 11.17 of the Indenture is hereby amended and restated in its entirety as follows:

“Section 11.17 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company, STX and the Parent with respect to any sum due from it to the Trustee and the Holders shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Trustee or the Holders of any sum in such other currency, and only to the extent that the Trustee may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Trustee or the Holders, the Company, STX and the Parent, jointly and severally, to the extent permitted by law, agree as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and such Holders against such loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee or the Holders, the Trustee and the Holders hereby agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such person.”

3.	Parent Guarantee.

(a)

Holdings hereby agrees to become a party to the Indenture as a Guarantor and in accordance with the amendments to the terms of the Indenture made in Section 2 of this Supplemental Indenture, to be substituted for STX as “Parent” under the Indenture, the Notes and the Parent Guarantee. Holdings shall have all of the rights and be subject to all of the obligations and agreements of Parent under the Indenture, the Notes and the Parent Guarantee. Holdings hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns the Guaranteed Obligations in accordance with Article 10 of the Indenture.

(b)

Holdings further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from Holdings and that Holdings will remain bound by Article 10 of the Indenture notwithstanding any extension or renewal of any Guaranteed Obligation.

(c)

Holdings waives presentation to, demand of, payment from and protest to Holdings of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Holdings waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of Holdings under the Parent Guarantee shall not be affected by:

i. the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against Holdings or any other Person under this Indenture, the Notes or any other agreement or otherwise;

ii. any extension or renewal of any thereof;

iii. any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;

iv. the release of any security held by any Holder or the Trustee for the obligations of any of them;

v. the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or

vi. except as set forth in Section 10.05 of the Indenture, any change in the ownership of Holdings.

(d)

Holdings further agrees that the Parent Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)

Except as expressly set forth in Sections 8.02 and 10.05 of the Indenture, the obligations of Holdings under the Parent Guarantee shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, this Indenture, the Notes or otherwise. Without limiting the generality of the foregoing, the obligations of Holdings under the Parent Guarantee shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Holdings or would otherwise operate as a discharge of Holdings as a matter of law or equity.

(f)

Holdings further agrees that the Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or premium (if any) on or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g)

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against Holdings by virtue hereof, upon the failure of the Company to pay the principal of or premium (if any) on or interest on any Guaranteed Obligation when or to perform or comply with any other Guaranteed Obligation, Holdings hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

(h)

Holdings further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by Holdings for the purposes of Section 10.01 of the Indenture.

(i)

Holdings also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under Section 10.01 of the Indenture.

4.

Reaffirmation of Guarantee. STX hereby reaffirms that it remains party to the Indenture as a Guarantor and that it shall continue to have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. STX agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements as follows:

(a)

Subject to the provisions of this Supplemental Indenture, STX hereby irrevocably and unconditionally Guarantees on an unsecured unsubordinated basis, the full and punctual payment (whether at stated maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration, or otherwise) of the principal of, interest on and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture in respect of the Notes. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

(b)	The obligations of STX hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

i. any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

ii. any modification or amendment of or supplement to the Indenture or any Note;

iii. any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

iv. the existence of any claim, set-off or other rights which STX may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

v. any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

vi. any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to STX’s obligations hereunder.

(c)

Except as otherwise provided in the Indenture, STX’s obligations hereunder will remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, STX’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

(d)

STX irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

(e)

Upon making any payment with respect to any obligation of the Company under this Article, STX will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Undersigned may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

(f)

If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by STX hereunder forthwith on demand by the Trustee or the Holders.

(g)

Notwithstanding anything to the contrary in this Supplemental Indenture, STX, and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of STX not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and STX irrevocably agree that the obligations of STX under its Note Guarantee are limited to the maximum amount that would not render STX’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

5.

Enforceability. The execution of this Supplemental Indenture shall constitute a legal, valid and binding obligation of each of the Company, STX and Holdings, enforceable against it in accordance with its terms.

6.	Notation not Required. Neither the Company, STX nor Holdings shall be required to make a notation on the Securities to reflect the Note Guarantee or any release, termination or discharge thereof.

7.	Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.

8.

Counterparts. This Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under any Signature Law due to the character or intended character of the writings.

9.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10.

The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, STX and Holdings.

11.

Successors. All agreements of the Company, STX and Holdings in the Indenture, this Supplemental Indenture and the Note Guarantee shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

12.

No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

13.

Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Undersigned therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Undersigned in any case shall entitle the Undersigned to any other or further notice or demand in the same, similar or other circumstance.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SEAGATE HDD CAYMAN, as Company

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Director and Chief Financial Officer

SEAGATE TECHNOLOGY PLC, as Guarantor

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Director

SEAGATE TECHNOLOGY HOLDINGS PLC, as Parent

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jessica Wuornos
Name: Jessica Wuornos
Title: Vice President

[Signature page to Supplemental Indenture (June 2029 Notes)]